Universal Forest Products, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Lynn Afendoulis

Director, Corporate Communications

(616) 365-1502

FOR IMMEDIATE RELEASE

Tuesday, October 16, 2018

UFPI posts record third-quarter earnings and sales
-  Sales up 15 percent, net earnings up 22 percent over previous year  -

GRAND RAPIDS, Mich., Tuesday, October 16, 2018 – Universal Forest Products, Inc. (Nasdaq: UFPI) today reported record financial results for the third quarter ended September 29, 2018, the thirteenth consecutive quarter in which the company has reported records in both net sales and net earnings.

“I want to thank the hard-working employees of Universal for once again producing record results, driven by strong unit sales growth of 7 percent and overall sales growth of 15 percent,” stated CEO Matt Missad. “We achieved these results despite the headwinds we experienced from a quickly changing lumber market, rising labor, benefit and transportation costs, and the short-term effects of Hurricane Florence.

“While we are pleased to report a record quarter, we know we can do better. We are improving our mix of value-added new products, investing in automation to address rising costs and improving performance at underperforming operations.”

Third Quarter 2018 Highlights (comparisons on a year-over-year basis):

-	Diluted earnings per share were $0.66, up from $0.55
-	Net earnings attributable to controlling interest were $41.2 million, up 22 percent
-	Net sales were $1.2 billion, up 15 percent
-	EBITDA was $72.9 million, up 9 percent
-	Gross sales increased 17 percent in the Construction market, 15 percent in the Industrial market and 13 percent in the Retail market
-	Unit sales contributed 7 percent of gross sales growth; higher prices due to the lumber market contributed 8 percent

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Universal Forest Products, Inc.

-	Organic sales contributed 5 percent to unit growth while acquisitions added 2 percent
-	New product sales were $138 million, up 22 percent; year-to date new product sales are $407 million, up 25 percent

By market, the company reported the following third-quarter 2018 gross sales results:

Retail

•	$443 million, up 13 percent over the same period of 2017, as unit sales contributed 4 percent and price increases accounted for 9 percent
•	Organic sales accounted for all of the unit sales growth
•	Sales to big box customers increased 11 percent, while sales to independent customers grew 17 percent

Construction

•	$361 million, up 17 percent over the same period of 2017, as unit sales contributed 9 percent and price increases accounted for 8 percent
•	Organic sales accounted for 8 percent of the unit sales growth, while acquisitions accounted for 1 percent
•	The company saw double-digit sales increases to customers in commercial construction (30 percent), residential construction (19 percent) and manufactured housing (10 percent)

Industrial

•	$429 million, up 15 percent over the same period of 2017, as unit sales accounted for 8 percent and price increases accounted for 7 percent
•	Organic sales accounted for 3 percent of the unit sales growth, while acquisitions contributed 5 percent
•	The company sees favorable growth opportunities in the non-wood packaging market and has been adding resources to better serve this market

CONFERENCE CALL

Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Wednesday, October 17, 2018. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547, and internationally at 213-660-0879. Use conference pass code 1793238. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through November 17, 2018, at 855-859-2056, 404-537-3406 or 800-585-8367.

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Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.

Universal Forest Products, Inc. is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the Company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

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Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2018/2017

	Quarter Period				Year to Date
(In thousands, except per share data)	2018		2017		2018		2017
NET SALES	$1,212,702	100%	$1,056,586	100%	$3,500,999	100%	$2,975,091	100%

COST OF GOODS SOLD	1,054,029	86.9	911,899	86.3	3,045,748	87.0	2,561,424	86.1

GROSS PROFIT	158,673	13.1	144,687	13.7	455,251	13.0	413,667	13.9

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	102,292	8.4	92,389	8.7	300,292	8.6	272,956	9.2
FOREIGN CURRENCY EXCHANGE LOSS	412		301		213		1,157
NET GAIN ON DISPOSITION AND IMPAIRMENT OF ASSETS	(1,022)	(0.1)	(274)	—	(7,079)	(0.2)	(437)	—

EARNINGS FROM OPERATIONS	56,991	4.7	52,271	4.9	161,825	4.6	139,991	4.7

OTHER EXPENSE, NET	1,734	0.1	1,352	0.1	4,862	0.1	4,259	0.1

EARNINGS BEFORE INCOME TAXES	55,257	4.6	50,919	4.8	156,963	4.5	135,732	4.6

INCOME TAXES	13,189	1.1	16,250	1.5	36,183	1.0	44,855	1.5

NET EARNINGS	42,068	3.5	34,669	3.3	120,780	3.4	90,877	3.1

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(849)	(0.1)	(976)	(0.1)	(2,684)	(0.1)	(2,480)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$41,219	3.4	$33,693	3.2	$118,096	3.4	$88,397	3.0

EARNINGS PER SHARE - BASIC	$0.67		$0.55		$1.91		$1.44

EARNINGS PER SHARE - DILUTED	$0.66		$0.55		$1.91		$1.44

COMPREHENSIVE INCOME	43,242		36,388		117,610		97,018

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,583)		(975)		(3,296)		(3,862)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$41,659		$35,413		$114,314		$93,156

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2018	2017	%	2018	2017	%
Retail	$443,044	$391,043	13%	$1,359,498	$1,161,662	17%
Industrial	429,467	374,018	15%	1,166,523	995,078	17%
Construction	361,179	308,585	17%	1,039,705	867,958	20%
Total Gross Sales	1,233,690	1,073,646	15%	3,565,726	3,024,698	18%
Sales Allowances	(20,988)	(17,060)	-23%	(64,727)	(49,607)	-30%
Total Net Sales	$1,212,702	$1,056,586	15%	$3,500,999	$2,975,091	18%

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2018/2017

(In thousands)
ASSETS	2018	2017	LIABILITIES AND EQUITY	2018	2017

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$26,327	$22,044	Cash overdraft	$31,115	$26,617
Restricted cash	1,024	905	Accounts payable	175,912	171,774
Investments	15,809	10,781	Accrued liabilities	151,102	138,364
Accounts receivable	454,935	419,183	Current portion of debt	149	2,197
Inventories	510,057	412,486
Other current assets	38,699	23,201

TOTAL CURRENT ASSETS	1,046,851	888,600	TOTAL CURRENT LIABILITIES	358,278	338,952

OTHER ASSETS	22,345	17,515
INTANGIBLE ASSETS, NET	261,666	255,330	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	186,539	145,884
			OTHER LIABILITIES	40,630	51,638
PROPERTY, PLANT AND EQUIPMENT, NET	346,309	325,109	EQUITY	1,091,724	950,080

TOTAL ASSETS	$1,677,171	$1,486,554	TOTAL LIABILITIES AND EQUITY	$1,677,171	$1,486,554

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2018/2017

(In thousands)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$120,780	$90,877
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	40,490	36,010
Amortization of intangibles	4,274	3,549
Expense associated with share-based and grant compensation arrangements	2,762	2,122
Deferred income taxes (credit)	(583)	117
Equity in earnings of investee	—	(25)
Net gain on disposition and impairment of assets	(7,079)	(437)
Changes in:
Accounts receivable	(121,067)	(121,688)
Inventories	(39,448)	(820)
Accounts payable and cash overdraft	38,611	53,424
Accrued liabilities and other	21,361	34,221
NET CASH FROM OPERATING ACTIVITIES	60,101	97,350

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(74,541)	(57,189)
Proceeds from sale of property, plant and equipment	37,612	2,121
Acquisitions and purchase of noncontrolling interest, net of cash received	(38,963)	(59,859)
Purchases of investments	(12,401)	(12,155)
Proceeds from sale of investments	3,298	4,227
Other	(620)	1,480
NET CASH USED IN INVESTING ACTIVITIES	(85,615)	(121,375)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	636,798	610,038
Repayments under revolving credit facilities	(668,941)	(573,829)
Borrowings of debt	927	—
Repayments of debt	(5,511)	—
Issuance of long-term debt	75,000	—
Proceeds from issuance of common stock	756	476
Distributions to noncontrolling interest	(2,239)	(3,272)
Dividends paid to shareholders	(11,090)	(9,207)
Repurchase of common stock	(1,843)	(12,976)
Other	(55)	—
NET CASH FROM (USED IN) FINANCING ACTIVITIES	23,802	11,230

Effect of exchange rate changes on cash	247	1,255
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,465)	(11,540)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,816	34,489

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$27,351	$22,949

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$28,339	$34,091
Restricted cash, beginning of period	477	398
All cash and cash equivalents, beginning of period	$28,816	$34,489

Cash and cash equivalents, end of period	$26,327	$22,044
Restricted cash, end of period	1,024	905
All cash and cash equivalents, end of period	$27,351	$22,949

Universal Forest Products, Inc.

EBITDA RECONCILIATION TO NET EARNINGS (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2018/2017

	Quarter Period		Year to Date
(In thousands)	2018	2017	2018	2017
Net Earnings	$42,068	$34,669	$120,780	$90,877
Interest Expense	1,945	1,481	5,971	4,825
Taxes	13,189	16,250	36,183	44,855
Expense associated with Share-Based Compensation Arrangements	838	740	2,762	2,121
Net Gain on Disposition and Impairment of Assets	(1,022)	(274)	(7,079)	(437)
Depreciation Expense	14,346	12,762	40,490	36,010
Amortization of Intangibles	1,572	1,172	4,274	3,549
EBITDA	$72,936	$66,800	$203,381	$181,800